UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2012

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C17075-1995	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One E Washington Street, Suite 1400, Phoenix, Arizona		85004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-389-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2012, the Board of Directors of Western Alliance Bancorporation (the "Company") approved the Western Alliance Bancorporation Change in Control Severance Plan (the "Change in Control Plan"). The Company's named executive officers for the year ended December 31, 2011 and other employees designated as Executives by the Board of Directors are eligible to participate in the Change in Control Plan.

Under the Change in Control Plan, in the event of a qualifying termination within twenty-four (24) months following a Change in Control (as defined below), and contingent upon the Executive's execution of a binding release agreement and waiver of claims, the Executive will be entitled to receive: (1) accrued benefits, payable in accordance with the Company’s normal payroll practice; (2) a lump sum cash severance payment in an amount equal to the sum of (a) two times such Executive's annual base salary (using the greater of the base salary for the year in which the Change in Control occurs or the year in which the qualifying termination occurs), plus (b) two times such Executive's annual bonus (using the greater of the annual bonus for the year in which the Change in Control occurs or the year in which the qualifying termination occurs); (3)(i) any unpaid annual bonus that was earned by such Executive in the year prior to the year in which the qualifying termination occurs, plus (ii) a pro rata amount of such Executive’s annual bonus for the year in which the qualifying termination occurs; and (4) payment or reimbursement of premiums paid for continuation coverage for up to twenty-four (24) months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

A "Change in Control" shall be deemed to have occurred if any one of the following events occur: (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) the consummation of a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) the consummation of any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company. However, unless a majority of the individuals who constitute the Board of Directors immediately prior to the Change in Control determines otherwise, no Change in Control will be deemed to have occurred with respect to a particular Executive if the Change in Control results from actions or events in which such Executive is a participant other than solely as an officer, employee or director of the Company.

In order to be eligible to receive benefits under the Change in Control Plan, the Executive must comply with the confidentiality, non-competition and non-solicitation covenants set forth in the Change in Control Plan.
The above description is a summary of the material terms of the Change in Control Plan. This summary is qualified in its entirety by reference to the complete Change in Control Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

September 24, 2012	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Western Alliance Bancorporation Change in Control Severance Plan